INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-69852 of MetLife Investors Variable Life Account Five (formerly, Cova Variable Life Account Five) of MetLife Investors Insurance Company of California (formerly, Cova Financial Life Insurance Company (the Company)) on Form S-6 of our report dated February 22, 2001 relating to the financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph that discusses the Company's change in basis of accounting as a result of a business combination accounted for as a purchase), and our report dated March 9, 2001 relating to the financial statements of Cova Variable Life Account Five, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
December 18, 2001



                         Consent of Independent Auditors



The Board of Directors
MetLife Investors Insurance Company of California


We consent to the use of our reports on the financial statements of Cova Financial Life Insurance Company (now known as MetLife Investors Insurance Company of California) (the Company) dated February 4, 2000, and on the financial statements of the sub-accounts of Cova Variable Life Account Five (now known as MetLife Investors Variable Life Account Five) dated March 20, 2000, and to the reference to our firm under the heading "Experts" in the Prospectus, in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, File No. 333-69852) of MetLife Investors Variable Life Account Five.



                                              /s/KPMG LLP
                                              --------------
                                                 KPMG LLP



Chicago, IL
December 18, 2001